EXECUTION VERSION MASTER COLLATERAL AGREEMENT This MASTER COLLATERAL AGREEMENT, dated as of July l_!, 2019 (this "Aereement"), is made by and among Maiden Reinsurance Ltd., a Bermuda insurance company ("Maiden Re"), Cavello Bay Reinsurance Limited, a Bermuda insurance company (the "Retrocessionaire"), AmTrust Financial Services, Inc., a Delaware corporation ("AFSI"}, AmTrust International Insurance, Ltd., a Bermuda insurance company ("All"}, and Technology Insurance Company, Inc., a Delaware insurance company ("Technology"). Capitalized terms used but not otherwise defined herein have the respecti ve meaning set fo rth in Section 1.1. RECITALS WHEREAS, certain insurance companies owned directly or indirectly by AFSJ (co llectively, the "Original Cedents" and each, an "Original Cedent"), have issued the Reinsured Pol icies constituting the Underl ying Business; WHEREAS, the Original Cedents have ceded a quota share portion of the liabilities arising under the Reinsured Pol icies to All; WHEREAS, Maiden Re has entered into the Existing Quota Share Agreement, whereby All ceded and Maiden Re assumed, among other liabi li ties, the Covered Losses; WHEREAS, Maiden Holdings, Ltd., a Bermuda company, Maiden Re, and Enstar Group Limited, a Bermuda company, entered in to a Master Agreement on March I, 2019 (the "Master Agreement") pursuant to which the parties agreed to enter into the ADC Agreement; WHEREAS, pursuant to the ADC Agreement, Maiden Re wi ll retrocede, and the Retrocessionaire will assume, one hundred percent (100%) of the liability of Maiden Re, as reinsurer, for Covered Losses under the Existing Quota Share Agreement in excess of the Retention and up to the Aggregate Limit, subject to the terms and conditions set forth in the ADC Agreement; WHEREAS, AEL has entered into a trust agreement effective as of May I, 2019 with AIi pursuant to which AIi maintains thereunder assets solely related to that certain Reinsurance Agreement, effective as of July 31, 2007, by and between AEL and All in a trust account (the "AEL U.S. Trust Account") for the benefit of AEL; WHEREAS, AIU has entered into a trust agreement effective as of May I, 2019 with All pursuant to wh ich All maintains thereunder assets solely related to that certain Quota Share Reinsurance Agreement, effective as of May I, 2007, by and between AIU and All in a trust account (the "AIU Trust Account") for the benefit of AIU; WHEREAS, Technology has entered into a trust agreement effective as of Apri l 23, 2008, as amended, with All pursuant to which All maintains thereunder assets solely related to that certain Reinsurance Agreement effective as of September 7, 2007 by and between Technology and All and that certain Reinsurance Agreement effective as of October I, 2017 by and between Technology and All (which is the successor to that certain Reinsurance Agreement \ PH . IX3029.'000IS3 . fl 1926 v29

effective as of September 7, 2007), in a trust account (the "Techuologv Trust Account") for the benefit of Technology; WHEREAS, Maiden Re may be required to establish the Company Trust Account to hold assets solely related to the Existing Quota Share Agreement for the benefit of AIi; WHEREAS, pursuant to that certain Reinsurer Trust Assets Collateral Agreement, effective as of December I, 2008, as amended, by and between Maiden Re and All (the "Reinsurer Trust Assets Collateral Agreement"), Maiden Re has pledged its interests in the AEL U.S. Trust Account, the AIU Trnst Account and the Technology Trust Account to secure its obligations under the Existing Quota Share Agreement to post collateral to such accounts on behalf of All; WHEREAS, as contemplated by the ADC Agreement, Technology is will ing to release certain funds held in the Technology Trust Accounl fo r the benefit of the Original Cedents, to the Retrocessionaire to fund, on behalf of Maiden Re, the Retrocession Premium payable under the ADC Agreement in exchange for the Retrocessionaire posting alternative collateral, all upon the terms and subject to the conditions more fully set forth in this Agreement. NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in th is Agreement, the parties hereto (each individually, a ".El!!:!Y" and collectively, the "Parties") hereby agree as follows: ARTICLE I DEFINITIONS 1.1 Definitions. For purposes of this Agreement, the following terms shall have the respective meanings set forth below. "ADC Agreement" means that Adverse Development Cover Agreement entered into as of the date hereof and effective as of January I, 2019 by and between Maiden Re and the Rerrocessionaire. "Adjusted Required Balance" means the All Adj usted Required Balance or the Technology Adj usted Required Balance, as the context requires. "AEL" means AmTrnst Europe Limited, an insurance company registered in England and Wales. "AEL Applicable Reserves" means (i) the Subject Reserves, multiplied by (ii) the Reserve Ratio of AEL. "AEL Required Balance" means an amount equal to the AEL Applicable Reserves as of the date of determination. 2 \ PH . IX3029.'000IS3 . fl 1926 v29

"AEL U.S. Trust Account" has the meaning set fo1ih in the Recitals. "Afliliate" means, with respect to any Person, another Person that, directly or indirectly, controls, is controlled by, or is under common control with, such first Person, where "control," including the terms "controlling," "controlled by" and "under common control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. "AFSI" has the meaning set fo1ih in the Preamble. "A!!gregate Limit" means $600,000,000. "Aggregate Required Balance" means the sum of (i) tl1e All Adj usted Required Balance and (ii) the Technology Adjusted Required Balance. "AL'feement" has the meaning set forth in the Preamble. "All" has the meaning set forth in the Preamble. "All Adjusted Required Balance" means the All Required Balance, provided, however, that if, but for this proviso, the Aggregate Required Balance would exceed the Remaining Aggregate Limit, then the "All Adjusted Required Balance" shall mean the sum of (a) (i) the Remaining Aggregate Limit multiplied by (ii) the Reserve Ratio of AEL and (b) (i) the Remaining Aggregate Limit multiplied by (ii) the Reserve Ratio of AIU. "All Applicable Reserves" means the sum of (a) the AEL Applicable Reserve-s and (b) the AIU Applicable Reserves. "All Required Balance" means the sum of the AEL Required Balance and the AIU Required Balance as of the date of determination. "AIU" means AmT rust International Underwriters DAC, an insurance company registered in Ireland ("AIU"). "AIU Applicable Reserves" means (i) the Subject Reserves, multiplied by (ii) the Reserve Ratio of AIU. "AIU Required Balance" means an amount equal to the AIU Applicable Reserves as of the date of determination. "AIU Trust Account" has the meaning set forth in the Recitals. "Amount of Collateral" bas the meaning set forth in Section 5.3(b). "AmTrust Pa11ies" means AFSI, All and Technology. 3 \ PH . IX3029.'000IS3 . fl 1926 v29

"Applicable Law" means any domestic or foreign, federal, state or local statute, law, ordinance or code, or any written rules or regulations, in each case applicable to any Pa1ty, and any Order applicable to any Party. "Applicable Reserves" means the All Applicable Reserves or the Technology Applicable Reserves, as the context requires. "Business Day" means any day other than a Saturday, Sunday or a day on wh ich commercial banks in New York City or Bermuda are required or authorized by law to be closed. "Claims" means any moneta1y demand, suit, occurrence or loss, actual or alleged, arising out of or in connection with the Reinsured Policies. "Collateral" has the meaning set forth in Section 5. Hb). "Commutation Agreement" means that certain Commutation and Release Agreement by and between All and Maiden Re entered into on the date hereof. "Commuted Covered Losses" means all losses and related amounts under the Existing Quota Share Agreement that are commuted under the Commutation Agreement, as and when such losses are paid or settled by All or its Affiliates, provided that such losses and other related amounts shall not exceed $312,785,677. "Commuted Reserves" means the aggregate amount of gross reserves of All allocable to losses and related amounts under the Existing Quota Share Agreement that are commuted under the Commutation Agreement, less Third Party Reinsurance Recoverables allocable to such losses and related amounts, in each case calculated in accordance with GAAP, provided that such aggregate amount shall not exceed $312,785,677. "Company Trust Account" has the meaning set fo rth in Post-Termination Endorsement No. I. "Covered Losses" means those Claims payable by Maiden Re after the Effective Time under the Existing Quota Share Agreement with respect to the Underlying Business, including all amounts payable in respect of allocated loss adjustment expenses, excess of policy lim it payments and extra contractual obligations, but limited to those Claims incurred (whether or not reported) on or before December 31, 2018. For the avoidance of doubt, Covered Losses shall not include (i) any Claims under the Existing Quota Share Agreement incurred after December 31, 2018, and (ii) any Excluded Liabilities. "Disputed Item" bas the meaning set forth in Section 5.4(e). "Effective Date" means Janua1y 1, 2019. "Effective T ime" means 12:01 a.m. Eastern time on the Effective Date. "Excess Funding Requirement" has the meaning set forth in Post-Termination Endorsement No. I. 4 \ PH . IX3029.'000IS3 . fl 1926 v29

"Excluded Liabilities" has the meaning set forth in Section 2.S(d) of the ADC Agreement. "Existing Quota Share Agreement" means that certain Amended and Restated Quota Share Reinsurance Agreement between All and Maiden Re dated as of July 1, 2007, as amended, including, without limitation, by Post-Termination Endorsement No. 1. "Existing Trust Accounts" means, collectively, the AEL U.S. Trust Account, the AIU Trnst Account, the Technology T rust Account and the Company Trnst Account. "Funding Statement" has the meaning set fo1th in Section 5.4(a). "GAAP" means U.S. generally accepted accounting principles, consistently applied. "Governmental Authority" means any government, political subdivision, couit, arbitrator, arbitration panel, mediator, mediation panel, board, commission, re1,'lllatory or administrative agency or other instrumentality thereof, whether federal, state, provincial, local or foreign and including any regulatory authority which may be partly or wholly autonomous. "Independent Actuary" has the meaning set forth in Section 5.4(e}. "Letters of Credit" means letters of credit posted by the Retrocessionaire in accordance with the terms of this Agreement, and in a form and type, and from an NAIC approvcd institution, customarily accepted in reinsurance transactions and including all terms required by Applicable Law. "Maiden Re" has the meaning set forth in the Preamble. "Master Agreement" has the meaning set forth in the Recitals. "Material Difference" has the meaning set forth in Section 5.4(e}. "NAIC" means the National Association of Insurance Commissioners. "Order" means any order, wril, judgmenl, injunction, decree, stipulation, detennination or award entered by or with any Governmental Authority. "Original Cedenls" has the meaning set forth in the Recitals. "Other Commuted Covered Losses" has the meaning set forth in the ADC Agreement. "Party" or "Parties" has the meaning set forth in the Recitals. 5 \ PH . IX3029.'000IS3 . fl 1926 v29

"Person" means an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization, Governmental Authority or other entity.

"Post-Termination Endorsement No. 1" means the Post-Termination Endorsement No. 1 to the Existing Quota Share Agreement effective July __, 2019.

"Recoverables" has the meaning set forth in Section 9.2 of the ADC Agreement.

"Reinsured Policies" means, collectively, each "Underlying Reinsurance Agreement" as such term is defined in the Existing Quota Share Agreement.

"Reinsurer Trust Assets Collateral Agreement" has the meaning set forth in the Recitals.

"Remaining Aggregate Limit" means, as of any given date, an amount equal to the Aggregate Limit *minus* the Ultimate Net Loss paid by the Retrocessionaire under this Agreement or the ADC Agreement (without duplication) on or prior to such date, which cannot be less than zero.

"Representative" means, with respect to any Person, an employee, attorney or consultant of such Person or an Affiliate of such Person.

"Reserve Ratio" means, with respect to each of AEL, AIU and Technology, (i) the aggregate amount of gross reserves of AEL, AIU and Technology, respectively, allocable to the Underlying Business (but only with respect to liabilities incurred on or prior to December 31, 2018) ceded by each of AEL, AIU and Technology under the Existing Quota Share Agreement as of the date of determination, less Third Party Reinsurance Recoverables allocable to such Underlying Business, divided by (ii) the aggregate amount of gross reserves of AEL, AIU and Technology allocable to the Underlying Business (but only with respect to liabilities incurred on or prior to December 31, 2018) ceded by AEL, AIU and Technology under the Existing Quota Share Agreement as of the date of determination, less Third Party Reinsurance Recoverables allocable to such Underlying Business, in each case, calculated in accordance with GAAP.

"Retention" means $2,178,535,000.

"Retrocession Premium" means $445,000,000.

"Retrocessionaire" has the meaning set forth in the Preamble.

"Subject Reserves" means the aggregate amount of gross reserves of AII allocable to the Covered Losses ceded by AEL, AIU and Technology under the Existing Quota Share Agreement, less Third Party Reinsurance Recoverables allocable to such Covered Losses, plus Commuted Reserves, in each case, calculated in accordance with GAAP, in excess of the Retention and up to the Aggregate Limit. For the avoidance of doubt, pursuant to Post-Termination Endorsement No. 1, AII shall be responsible, and Maiden Re shall not indemnify

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All, for all Ultimate Net Loss (as defined in the Existing Quota Share Agreement) amounts within the loss corridor established pursuant to Section I of Post-Termination Endorsement No. I and reserve,s allocable to such losses shall not be ceded under the Existing Quota Share Agreement or rcinstu"ed under the ADC Agreement. "Tax" means any and all federal, state, foreign or local income, gross receipts, premium, capital stock, franchise, guaranty fund assessment, retaliatory, profits, withholding, social security, unemployment, disability, real property, ad valorem/personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated or other tax, fee, duty, levy, custom, tariff, impost, assessment, obligation or charge of the same or ofa similar nature to any of the foregoing, including any interest, penalty or addition thereto. "Tax Return" means any report, estimate, extension request, infonnation statement, claim for refund, or return relating to, or required to be fi led in connection with, any Tax, including any schedule or attachment thereto, and any amendment thereof. "Technology" has the meaning set forth in the Preamble. "Technology Adjusted Required Balance" means the Technology Required Balance, provided, however, that if, but for this proviso, the Aggregate Required Balance would exceed the Remaining Aggregate Limit, then the "Technology Adj usted Required Balance" shall mean (i) the Remaining Aggregate Limit mu ltiplied by (ii) the Reserve Ratio of Technology. "Technology Applicable Reserves" means (i) the Subject Reserves, multiplied by (i i) the Reserve Ratio of Technology. "Technology Required Balance" means an amount equal to the Technology Applicable Re.serves as of the date of determination. "Technolo!!y Trust Account" has the meaning set forth in the Recitals. "Third Pa1ty Reinsurance Agreements" means ceded reinsurance related to the Underlying Business other than the Existing Quota Share Agreement and the ADC Agreement. "Third Pa1ty Reinsurance Recoverables" means recoveries under Third Pa1ty Reinsurance Agreements with respect to the Underlying Business, whether actually collected or not, by or on behalf of Maiden Re or, to the extent that such Third Party Reinsurance Agreements inure to the benefit of the Existing Quota Share Agreement, AEL, AIU, All or the Original Cedents. "Transaction Agreements" means th is Agreement, the Master Agreement, ADC Agreement, the Existing Quota Share Agreement and the Letters of Credit. "Ultimate Net Loss" means (i) Covered Losses actually paid by or on behalf of Maiden Re, plus (i i) Commuted Covered Losses paid or settled by A!I or its Affi liates, plus (iii) Other Commuted Covered Losses, less (iv) Recoverables actually collected with respect to 7 \ PH . IX3029.'000IS3 . fl 1926 v29

Covered Losses by or on behalf of Maiden Re, less (v) Third Party Reinsurance Recoverables with respect to Covered Losses. "Underl ving All Reinsurance Agreements" means, collectively, that certain Reinsurance Agreement effective as of Ju ly 31, 2007 by and between AEL and All, that certain Quota Share Reinsurance Agreement effective as of May 1, 2007 by and between AIU and All and the Underlying All-Technology Reinsurance Agreement. "Underlying AIi -Technology Reinsurance Agreement'' means that certain Reinsurance Agreement effective as of October I, 2017 by and between Technology and All. "Underlying Business" means, collectively, "Covered Business" as such term is defined in the Existing Quota Share Agreement. ARTICLEU ADMINISTRATION AND REPORTS 2.1 Administration. The Underlying Business will continue to be administered by the Original Cedents. 2.2 Rcpo1is. Each of All and Technology shall, and shall cause each Original Cedcnt to, provide to the Retrocessionaire copies of all accounting and other reports due to Maiden Re in accordance with the Ex isting Quota Share Agreement. In addition, All shall provide Maiden Re and the Retrocessionaire all information they reasonably request with respect to the payment of Commuted Covered Losses. Upon recei pt of notice from Maiden Re ofan Administrative Triggering Event, as defined in the ADC Agreement, each of All and Technology shall grant the Rctrocessionairc, its Affiliates and their Representative access and rights to use all onlinc reporting and monitoring systems used by Maiden Re with respect to the Underlying Business and the Commuted Covered Losses. ARTICLE Ill [RESERVED) ARTICLE IV DURATION AND TERMTNATIO N 4.1 Duration and Termination. (a) This Agreement shall commence as of the date hereof and continue in force until the termination of the ADC Agreement and the earlier of the date on wh ich (i) Retroce.ssionaire has paid aggregate Ultimate Net Losses equal to the Aggregate Limit; and (ii) 8 \ PH . IX3029.'000IS3 . fl 1926 v29

Maiden Re's liability under all of the Reinsured Policies for Covered Losses is terminated or extinguished. (b) Provided that, as of the date of termination of the ADC Agreement, one hundred (100%) percent of the applicable reinsurer's obligations under the Existing Quota Share Agreement (without giving effect to any Excess Funding Requirement) and Underlying All Reinsurance Agreements arc secured by assets in the Existing Trust Accounts or otherwise (exclus ive of any Collateral posted by the Retrocessionaire hereunder), each Letter of Credit shall immediately terminate and be returned to the Retrocessionaire for cancellation and all other Collateral posted by the Retrocessionaire pursuant to this Agreement shall be immediately returned to or payable to the Retrocessionaire by AIi and Technology, as applicable. (c) In the event that, as of the date of termination of the ADC Agreement, less than I 00% of the applicable reinsurer's obligations under the Existing Quota Share Agreement (without giving effect to any Excess Funding Requirement) and Underlying All Re insurance Agreements are secured by assets in the Existing Trust Accounts or otherwise (exclus ive of any C-01lateral posted by the Retrocessionaire hereunder), Maiden Re shall promptly fund such shortfall to the extent such shortfall relates to its obligations under the Existing Quota Share Agreement (without giving effect to any Excess Funding Requirement) and All shall promptly fund such shortfall to the extent such shortfall relates to its obligations under the Underlying All Reinsurance Agreements. If Maiden Re fails to fund such shortfall as required by the preceding sentence, AIi, or, to the extent that All is the AmTrust Party that is undersecurcd, AFSI, shall promptly fund such shortfall and if All fai ls to fund such shortfall as required by the preceding sentence, AFSI shall promptly fund such shortfall and, immediately afier a ll such funding, each Letter of Credit shall immediately terminate and be returned to the Retrocessionaire for cancellation and all other Collateral posted by the Retrocessionaire pursuant to this Agreement shall be immediately returned to or payable to the Retrocessionaire by AIi and Technology, as applicable. 4.2 Effect ofTerm ination. Notwithstanding the other provisions of this ARTICLE .!Y, the terms and conditions of Section 5.7, Section 5.9, ARTICLE I, ARTICLE IV and ARTICLE Vil shall remain in full force and effect after the tennination of this Agreement. ARTICLE V SECURITY 5.1 Retrocession Premium; Security. (a) Within ten (IO) Business Days of the date hereof and simultaneously with their receipt of the ini tial Coll ateral contemplated by Section 5. 1(b). Technology shall pay the Retrocessionaire by wire transfer of immediately available funds an amount equal to the Retrocession Premium. Such payment shall be made oa behalf of Maideo Re in satisfaction of its obligation to pay the Retrocession Premium pursuant to the ADC Agreement. 9 \ PH . IX3029.'000IS3 . fl 1926 v29

(b) Simultaneously with its receipt of the Retrocession Premiwn as contemplated by Section 5. l(a). the Retrocessionaire shall collateralize its obligations under the ADC Agreement by posting Letters of Credit for the sole benefit of AIi and Technology under the Existing Quota Share Agreement (together with any amounts drawn on such Letters of Credit and not used to pay Covered Losses reinsured by the Retrocessionaire under the ADC Agreement, the "Collateral"). The Retrocessionaire and Maiden Re acknowledge and agree that the Collateral is intended to satisfy certain obligations of Maiden Re to provide security to All with respect to Covered Losses. The Amount of Collateral initially posted by the Retrocessionaire shall be in an aggregate amount equal to the amount of the Retrocession Premium, and the Amount of Collateral shall be adj usted periodically as more fully set forth in th is ARTICLE V. In the event that a Letter of Credit does not permit the beneficiary thereof to (i) receive credit for reinsurance in the United States jurisdiction having regulatory authori ty over such beneficiary in the full amount of such Letter of Credit or (ii) with respect to All, under the Bermuda Solvency Capital Requirements, receive equivalent capital credit for a Letter of Credit as for assets held in trust, to the same extent that such beneficiary is entitled as of the date hereof, such beneficiary may draw down the Letter of Credit at such time as is necessary to avoid a Schedule F penalty or capital charge related to the use of the Letter of Credit in place of assets held in trust; provided that, prior to such beneficiary so drawing down, the Parties shall negotiate in good faith for a reasonable period of time prior to the imposition of such Schedule F penalty or capital charge to permit the Retrocessionaire to post, to the extent necessary to avoid such Schedule F penalty or capital charge, alternative collateral which qualifies for credit for reinsurance or would otherwise avoid such capital charge and would provide the Retrocessionaire with the same (or as near the same as practicable) economic benefits (including modeled investment returns) it expects to receive in connection with the transactions contemplated by this Agreement as of the date hereof. (c) Technology shall have the ri gh t to designate in writing to the Retrocessionaire that all or any portion of the Collateral otherwise required to be posted for its benefit hereunder with respect to its reserves ceded to All pursuant to the Underlyi11g AII Teclmology Reinsurance Agreements be instead posted by the Retrocessionaire for the benefit of AIL In any such case, any and all obligations for the Retrocessionaire to pay Covered Losses under th is Agreement or the ADC Agreement (without duplication) to Technology shall be satisfied by the payment of such Covered Losses by the Retrocessionaire to An. (d) To facilitate the initial payment of the Reinsurance Premium, the Retrocessionaire shall deliver the Collateral to an agent selected by Technology and reasonably acceptable to the Retrocessionaire, and sucb agent shall hold the Collateral in escrow pending confirmation that the Retrocessionaire has received the Retrocession Premium and, upon such confirmation, such agent shall distribute or otherwise make available the Collateral to A.II and Technology, as applicable. 5.2 Restrictions on Use of Collateral. Maiden Re, All and Technology shall not, and All and Technology shall not permit the Original Cedents, as applicable, to grant or cause to be created in favor of any Person any security interest whatsoever in all or any part of the Collateral. Maiden Re, All and Technology shall, and An and Technology shall cause the Original Cedents, 10 \ PH . IX3029.'000IS3 . fl 1926 v29

as applicable, to, hold all assets withdrawn from all or any part of the Collateral in trust for the sole and exclusive benefit of the Retrocessionaire, subject in each case to the rights of AIi, Technology and the Original Cedents, as applicable, to withdraw and apply assets from the Collateral solely for the purposes expressly set fo1th herein. 5.3 Amount of Collateral. (a) Subject to the provisions of Section 5.l(c). Section 5.4 and Section 5.5, on and after the date hereof, the Retrocessionaire shall ensure that, in accordance with the terms and conditions expressly set forth in this ARTICLE V, the Amount of Collateral posted by the Retrocessionaire for the benefit of All and Technology is greater than or equal to the All Adjusted Required Balance and the Technology Adjusted Required Balance, as applicable, as of any date of determination. (b) Subject to adj ustment as provided herein, the measure of Collateral shall be the sum of the face amount of each Letter of Credit on the date of detennination and any funds withheld by AIi or Technology pursuant to Section 5.5 (the "Amount of Collateral"). (c) Notwithstanding anything to the contrary contained herein, as of any date of detennination, in no event will the aggregate Amount of Collateral required to be posted by the Retrocessionaire exceed the Remaining Aggregate Limit. 5.4 Ongoing Funding of Collateral. (a) Within thirty (30) days after the end of each calendar year, All shall deliver to the Retrocessionaire and Maiden Re as required under the Existing Quota Share Agreement a cession statement with supporting details in the form currently provided to Maiden Re setting forth the total collateral to be provided by Maiden Re under the Existing Quota Share Agreement as of the end of the subject calendar year, including obligations arising out of reserves ceded to Maiden Re that are retroceded to the Retrocessionaire under the ADC Agreement (each a "Funding Statement"). Also, commencing with the third calendar quarter of 2019, within thirty (30) calendar days following the end of each calendar quarter (other than the fouith calendar quarter), All shall deliver to Retrocessionaire and Maiden Re a Funding Statement as of the end of the su~ject calendar quarter. It is the Parties' intent that each Funding Statement shall enable the Retrocessionaire and Maiden Re to confinn the calculation of the required Amount of Collateral and the allocation of the Amount of Collateral to the AIT Adjusted Required Balance and tbe Technology Adjusted Required Balance. la addition, AU shall report to the Retrocessionaire and Maiden Re tbe amount of Commuted Reserves and Commuted Covered Losses paid by All during the relevant period. (b) If for any calendar quarter tbe All Adjusted Required Balance or the Technology Adj usted Required Balance is greater than the Amount of Collateral then posted by the Retrocessionaire with respect to the related Applicable Reserves based solely on the Funding Statement, the Retrocessionaire shall increase the applicable Letter of Credit by an amount equal to such shortfall within fifteen (15) calendar days after receipt of the Funding Statement pursuant to Section 5.4(a). For avoidaace of doubt, RetTocessiona ire shall not be required to increase the 11 \ PH . IX3029.'000IS3 . fl 1926 v29 face amount of any Letter or Credit to the extent that it would exceed the applicable Adj usted Required Balance, and in no event shall Retrocessionaire be required to increase the face amount of any Letter or Credit to the extent that the aggregate amount of Letters of Credit and other Collateral posted under this Agreement, plus the aggregate Ultimate Net Loss paid by Retrocessionaire under the ADC Agreement, would exceed $600,000,000. (c) If for any calendar quarter, the Amount of Collateral posted in respect of the All Adj usted Required Balance or the Technology Adjusted Required Balance is less than the total collateral required to be posted in respect of the All Adjusted Required Balance or lhe Technology Adj usted Required Balance (as applicable) pursuant to the subject Funding Statement as a result of ceded reserves that Maiden Re and the Retrocessionaire agree are not related to Covered Losses (a "Collateral Fundine Deficiency"), within fifteen (I 5) calendar days after receipt of the Funding Statement pmsuant to Section 5.4(a). Maiden Re shall deposit assets in the aggregate amount of the Collateral Funding Deficiency multiplied by the applicable Funding Percentage (as defined in Post-Tennination Endorsement No. I) in the applicable Existing Trust Account. (d) If for any calendar quarter the All Adjusted Required Balance or the Technology Adj usted Required Balance is less than the Amount of Collateral then posted or deposited by the Retrocessionaire with respect to the related Applicable Reserves, All and Technology, as applicable, shall consent to the reduction of the face amount of the Letters of Credit, such that the Amount of Collateral posted by the Retroccssionairc with respect to each Adjusted Required Balance does not exceed the sum of (i) such Adjusted Required Balance and (i i) any deficiency in coll ateral required to be posted by Maiden Re under the Existing Quota Share Agreement (without giving effect to any Excess Funding Requirement set forth in Post Termination Endorsement No. I); provided, however, that the deficiency described in the foregoing clause (i i) shall only be included in such sum to the extent that the aggregate Amount of Collateral posted by the Rctrocessionairc would not exceed the Remaining Aggregate Limit. Each of All and Technology shall take all actions reasonably requested by the Retrocessionaire to effect the intention of the prior sentence, including returning any existing Letter of Credit to the issuing bank in exchange fo r a replacement Letter of Credit for the applicable lower face amount. In the event any Collateral posted by the Retrocessionaire is not released pursuant to this Section 5.4(d} due to a deficiency in the collateral required to be posted by Maiden Re under the Existing Quota Share Agreement, All and AFSI shall reimburse the Retrocessionaire for all costs, expenses and other damages incurred by the Retrocessionaire in connection wi th maintaining such excess Collateral. (e) In the event the Retrocessionaire disagrees wi th any matters set forth in a Funding Statement, (i) the Retrocessionaire shall increase the applicable Letter of Credit if and to the extent required by Section 5.4(b} (without regard to any disagreement with the Funding Statement) and (ii) within thirty (30) calendar days fo llowing receipt of the Funding Statement, the Retrocessionaire shall deliver to Maiden Re a notice of disagreement specifying in reasonable detail each item it disputes, including the amount of the All Adjusted Required Balance and the Technology Adjusted Required Balance it disputes (each, a "Disputed Item"). If the Retrocessionaire does not deliver a notice of disagreement within such thirty (30) calendar 12 \ PH . IX3029.'000IS3 . fl 1926 v29 days, then the All Adj usted Required Balance and the Technology Adj usted Required Balance set forth in the Funding Statement shall be fina l and binding. If the Retrocessionaire does timely submit a notice of disagreement, then any undisputed portion of the All Adj usted Required Balance and the Technology Adjusted Required Balance shall be final and binding, and the Retrocessionaire and Maiden Re shall negotiate in good fai th to resolve the Disputed Items for ten ( I 0) Business Days fo llowing receipt by Maiden Re of the notice of disagreement. If the Retrocessionaire and Maiden Re carmot resolve the Disputed Items within such ten ( I 0) Business Day period, they shall submit the Disputed Items to a mutually acceptable, independent actuarial firm ("Independent Actua1y"), with an international reputation to resolve the Disputed Items. Each of the Rctroccssionairc and Maiden Re shall furnish to the Independent Actuary such work papers, books, records and documents and other information pertaining to the Disputed Items as the Independent Actuary may request. The Retrocessionaire and Maiden Re shall instruct the Independent Actuary to issue its written determination with respect to each of the Disputed Items, and whether its determination of the Disputed Item represents a material difference in the Adjusted Required Balance determined by Maiden Re (a "Material Difference"), wi thin thirty (30} calendar days after such matters arc submitted to the Independent Actuary for review. The costs and expenses of the Independent Actuary shall be fully paid by (i) Maiden Re if the Independent Actuary determines there was a Material Difference, or (i i) the Retrocessionaire if the Independent Actuary detennines there was not a Material Difference. The determination by the Independent Actuary shall be binding on the Retrocessionaire and Maiden Re with respect to the Disputed Items. In the event that it is determined pursuant to this Section 5.4(e) that any of the All Adj usted Required Balance or the Technology Adj usted Required Balance is less than such balances set forth in the Funding Statement delivered by All pursuant to Section 5.4(a). Maiden Re shall immediately use its best efforts to arrange for All or Technology, as applicable, to release to the Retrocessionaire the resulting excess Collateral posted by the Retroeessionai.re hereunder, including by offering replacement collateral acceptable to All or Technology. If Maiden Re is unable to arrange for such excess Collateral to be released to the Retrocessionaire, Maiden Re shall reimburse the Retrocessionairc for all costs, expenses and other damages reasonably incurred by the Retrocessionaire in connection with posting such excess Collateral, without regard to any of the limitations contained in Section 5.9. (I) For all purposes in this Section 5.4, all Collateral posted for the benefit of All at the direction of Technology pursuant to Section 5.1 (c), shall be deemed posted to Technology. 5.5 Withdrawal of Collateral by All or Technology. (a) All and Technology (including any successor by operation of law, including any liquidator or rehabilitator, receiver or conservator) each agree that they wi ll only draw on one or more Letters of Credit, or use any other Collateral, as applicable, after util izing all available collateral posted by Maiden Re with respect to Covered Losses below the Retention , and utilize and apply such amounts drawn on the Letters of Credit or withdrawn from any other Collateral for one or more of the following purposes: 13 \ PH . IX3029.'000IS3 . fl 1926 v29

(i) to pay for amounts due pursuant to the Existing Quota Share Agreement from Maiden Re to All and Technology, as applicable, not otherwise paid by or on behalf of Maiden Re or the Retrocessionaire; and (i i) when All and Technology have received notification of the termination of the respective Letters of Credit., and Maiden Re's obligations under the Existing Quota Share Agreement remain unl iquidated and undischarged ten ( I 0) calendar days prior to the date of termination of Letters of Credit to fund a segregated account with All and Technology, as applicable (which shall be deemed funds withheld amount under this Agreement), in an amount equal to the Collateral required under this Article V. (b) All and Technology shall, and All and Technology shall cause the Original Cedents to, return to the Retrocessionaire, within five (5) Business Days, assets withdrawn in excess of all amounts due under Section 5.5(a)(i) or, in the case of Section 5.5(a)(ii), assets that arc subsequently determined not to be due. All and Technology shall, and All and Technology shall cause the Original Cedents to, cause any such excess amount at all times to be held by All and Technology (or any successor by operation of law of All and Technology, including any liquidator, rehabilitator, receiver or conservator of All and Technology, as applicable) in trust for the sole and exclusive benefit of the Retrocessionaire and be ma inta ined in a segregated account, separate and apart from any assets of AIi Technology and the Original Cedcnts for the sole purpose of funding the payments and reimbursements described in Section 5.5(a). All and Technology shall, and All and Technology shall cause the Original Cedents to, pay interest in cash to the Retrocessionaire on the amount withdrawn, equal to the actual amount of interest, dividends, and other income earned on the assets in such segregated account. (c) In the event that All or Technology draws on one or more Letters of Credit or otherwise use any other Collateral other than to pay for the Retrocessionaire's share of Covered Losses due from Maiden Re to All or Technology, as appl icable, not othe1wise paid by or on behalf of the Retrocessionaire, Alf and AFSI, shall reimburse the Retrocessionaire immediately for such amounts. 5.6 [Intentionally Omitted] 5.7 Termination of Collateral Arraneements. Subject to Section 4. 1, promptly following termination of th is Agreement and return to the Retrocessionaire of the Letters of Credit and all other Collateral, the Parties shall take all actions necessary to cancel the Letters of Credit and return any funds withheld. 5.8 Funding of Maiden and All Collateral. (a) During the duration of the ADC Agreement and th is Agreement, Maiden Re shall maintain all collateral required under the Existing Quota Share Agreement, incl uding Post-Termination Endorsement No. I, with respect to risks reinsured by Maiden Re in connection with the Reinsured Policies that fa ll below the Retention or above the Aggregate 14 \ PH . IX3029.'000IS3 . fl 1926 v29

Lim.it. For the avoidance of doubt, Maiden Re shall not be required to maintain collateral for the Commuted Reserves. (b) During the duration of the ADC Agreement and this Agreement, AIi shall maintain all collateral required under the Underlying All Reinsurance Agreements with respect to risks reinsured by AIi thereunder. 5.9 Letter of Credit Fees. To the extent that the Retrocessionaire provides any Letters of Credit in accordance with the terms of this Agreement, Maiden Re shall reimburse the Rctroccssionairc for its reasonably documented, customary fees and expenses owed to the issuing banks with respect to such Letters of Credit, provided that with respect to the Retrocessionaire's fi rst $445,000,000 of Letters of Credit posted as Collateral under th is Agreement, Maiden Re's reimbursement obligation shall be subject to an annual limit equal to $1,500,000. To the extent that the Retrocessionaire provides any Letters of Credit with respect to any additional Collateral required under this Agreement, including any additional Collateral posted with respect to the Rctrocessionaire' s obligations under the ADC Agreement related to the $155,000,000 difference between the Aggregate Limit and the $445,000,000 of reserves ceded as of the Effective Date under the ADC Agreement, Maiden Re's obligations under th is Section 5.9 with respect to reasonably documented, customa1y fees and expenses owed to the issuing banks with respect to such Letters of Credit shall not be subject to any limit. All such reimbursements by Maiden Re shall be made within ten ( I 0) Business Days of the Rctroccssionairc providing such reasonable docmnentation to Maiden Re. ARTICLE VI ERRORS AND OMISSIONS; REGULATORY MATTERS; COVENANTS 6.1 Errors and Omissions. Inadvertent delays, errors or omissions made in connection with th is Agreement or any transaction hereunder shall not relieve any Party from any liability which would have allached had such delay, error or omission not occurred, provided that such error or omission is recti tied as soon as possible after discovery by an officer of such Party, and provided, fu1ther, that the Party making such error or omission or responsible for such delay shall be responsible for any additional liability wl1icb attaches as a result. If (a) the failure of any Paity to comply wi th any provision of th is Agreement is unintentional or the result of a misunderstanding or oversight and (b) such fai lure to comply is promptly rectified after discovery, the Parties shall be restored as closely as possible to the positions they would have occupied if no error or oversight bad occurred. 6.2 Cooperation. The Parties shall cooperate with each other in order to accomplish the objectives of this Agreement by furnishing any additional information and executing and delivering any additional documents and taking such other actions as may be reasonably requested by the other Parties to further perfect or evidence the consummation of, or otherwise implement, any transaction contemplated by this Agreement or any Transaction Agreement, or to aid in the preparation of any regulatory filing or financial statement; provided, however. that any such additional documents must be reasonably satisfactory to each of the Parties and not impose 15 \ PH . IX3029.'000IS3 . fl 1926 v29 upon any Party any material liability, risk, obligation, loss, cost or expense not contemplated by th is A1:,rreement or the Transaction Agreements to which it is a party. 6.3 Regulatorv Matters. (a) If any Parly hereto or any oflhe Original Cedenls, receives notice of, or otherwise becomes aware of any written inquiry, investigation, examination, audit, proceeding or action by Governmental Authorities relating to the Existing Quota Share Agreement, the reinsurance provided under the ADC Agreement or any Transaction Agreement, each Party hereto, as applicable, shall promptly notify the other Parties thereof to the extent permitted under Applicable Law, whereupon the Parties shall cooperate in good faith to resolve such matter in a mutually sati sfactory manner and shall act reasonably in light oflhe Parties' respective interests in the matter at issue. (b) At all limes during the term oflhis Agreement, each of the Parties respectively agrees that it shall comply, and All and Technology shall cause each Original Cedent to comply, in all material respects with all Applicable Law in connection with its performance of their respective obligations under this Agreement and each Transaction Agreement. 6.4 Existing Agreements. Each of All, Technology and Maiden Re shall not, and shall cause each Original Ccdent not to, commute, amend or waive the terms of the Existing Quota Share Agreement, or the risks reinsured thereunder, and not amend or enter into the related reinsurance trust agreements, including lhe Reinsurer Trust Assets Agreement, and investment guidelines with respect thereto, to the extent that such commutation, amendment, waiver or new agreement would have an adverse effect on the Retrocessionaire without the prior written consent of the Retrocessionaire, except (i) as required by Applicable Law or (ii) in the case of any amendments to the Existing Quota Share Agreement relating solely to the form of collateral provided by Maiden Re for risks that fall below the Retention or above the Aggregate Limi t. ARTICLE vn MISCELLANEOUS PROVISIONS 7. 1 Notices. Any notice, request, demand, waiver, consent, approval or other communication required or permitted to be given by any Party hereunder shall be in writing and shall be deli vered personally, sent by registered or certified mail, postage prepaid, or sent by a standard overnight courier of national reputation with written confumation of delivery. Any such notice shall be deemed given when so delivered personally, or if mailed, on the date shown on the receipt therefor, or if sent by overnight courier, on the date shown on the written confirmation of delivery. Such notices shall be given to the following address: 16 \ PH . IX3029.'000IS3 . fl 1926 v29

If to Maiden Re: Maiden Reinsurance Ltd. Ideation House 94 Pitts Bay Road Pembroke HM08 Bermuda Attention: Denis Butkovic Emai l: DButkovic@maidenre.com with copies (which shall not constitute notice) to: Locke Lord LLP 20 Church Street, 20th Floor Hartford, CT 06103 Attention: Alan J. Levin Email: alan.levin@lockelord.com If to the Retrocessionaire: Cavello Bay Reinsurance Limited Windsor Place, 3rd Floor 22 Queen Street Hamilton, HM 11 Bermuda Attention: Paul J. O'Shea Emai l: Pau1.0Shea@enstargroup.com with copies (which shall not constitute notice) to: Hogan Lovells US LLP 1735 Market Street, Suite 2300 Philadelphia, PA 19103 Attention: Robert C. Juelke Email: Bob.Juelke@hoganlovells.com Ifto AH and/or Technology: AmTrnst Financial Services, Inc. 59 Maiden Lane, 43rd Floor New York, NY 10038 Attention: Adam Karkowsky Emai I: adam.karkowsky@amtrustgroup.com 17 \ PH . IX3029.'000IS3 . fl 1926 v29 with copies (which shall not constitute notice) to: AmTrust Financial Services, Inc. 59 Maiden Lane, 4 3 ,x1 Floor New York, NY 10038 Attention: Stephen Ungar Email: stephen.ungar@amtrnstgroup.com Each Pa1iy may change its notice provisions on fifteen (15) calendar days' advance notice in writing to the other Party. 7.2 Entire Agreement. This Agreement (including the exhibits and schedules hereto), the other Transaction Agreements and any other documents delivered pursuant thereto, constitute the entire agreement among the Pruties and their respective Affiliates with respect to the subject matter hereof and supersede all prior negotiations, discussions, writings, agreements and understandings, oral and written, among the Parties with respect to the subject matter hereof and thereof. In the event of any conflict between this Agreement and the Master Agreement with respect to the subject matter hereof, the provisions of this Agreement shall control. 7.3 Waiver and Amendment. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by an instrument in writing signed by the Parties hereto, or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or pa1tial exercise thereof preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. The failure of any Party to insist on compliance with any obligation contained in this Agreement or to exercise any right or remedy hereunder shall not constitute a waiver of any right or remedy contained herein nor stop any Pa1iy from thereafter demanding full and complete compliance nor prevent any Party from exercising such right or remedy in the future. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach. 7.4 Successors and Assigns. The rights and obligations of the Parties under this Agreement shall not be subject to assignment wi thout the prior written consent of the other Parties, and any attempted assignment without the prior written consent of the other Parties shall be invalid ab inilio and void. The terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the successors and perrn.itted assigns of the Parties. 7.5 Headings. The headings and table of contents of this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof: 7.6 Governing Law; Specific Performance. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to such state's principles of conflict of laws that could compel the application oftbe laws of another j urisdiction. 18 \ PH . IX3029.'000IS3 . fl 1926 v29

(b) Notwithstanding any other provision to the contrary herein, each Party acknowledges that the breach of certain obligations may cause irreparable injury and damages, which may be difficult to ascertain. Without regard to paragraph (a) above, each Party immediately shall be entitled to seek inj unctive relief with respect to such breaches by any other Party and without the requirement of posting a bond. This provision shall not in any way limit such other remedies as may be available to any Party at law or in equi ty. 7.7 Service of Suit. (a) In the event of the fai lure of Maiden Re, All or Technology to perform any of their respective obligations hereunder, such Party, at the request of the Retrocessionaire, shall submit to the jurisdiction of a court of competent j urisdiction wi th in the United States. Nothing in this Atticle constitutes or should be understood to constitute a waiver of such Pa1ty's rights to commence an action in any court of competent jurisdiction in the State of New York or to remove an action to a Un ited States District Court for the Southern District New York. Such Party, once the appropriate court is selected, whether such court is the one originally chosen by the Retrocessionaire and accepted by such Party or is determined by removal, transfer, or otherwise, as provided fo r above, shall comply with all requirements necessary to give said court jurisdiction and, in any suit instituted against such Pa1iy upon this Agreement, shall abide by the final decision of such cou1i or of any appellate court in the event of an appeal. (b) Unless Maiden Re designates a different party in writing, service of process in such suit may be made upon CT Corporation System, 28 Liberty Street, New York, New York !0005, which is hereby authorized and directed to accept service of process on behalf of Maiden Re in any such suit. Unless All or Technology designates a different party in writing, service of process in such suit may be made upon Corporation Service Company, 80 State Street, Albany, NY 12207-2543 which is hereby authorized and directed to accept service of process on behalf of such Pa1iy in any such suit. (c) In the event of the fai lure of the Retrocessionaire to perfom1 its obligati ons hereunder, the Retrocessionaire, at the request of Maiden Re, AU or Techoology, shall submit to the juri sdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Retrocessionaire's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the Un ited States or any state in the United States. The Retrocessionaire, once the appropriate court is selected, whether such court is the ooe origioally chosen by ooe of the other Parties and accepted by the Retrocessionaire or is determined by removal, transfer, or otherwise, as provided for above, shall comply with all requirements necessary to give said cou11 jurisdiction and, in any suit instituted against the Retrocessionaire upon this Agreement, shall abide by the final decision of such court or of any appellate court in the event of an appeal. (d) Unless the Retrocessionaire designates a different party in writing, service of process in such suit may be made upon CT Corporation System, 28 Liberty Street, 42''d Floor, 19 \ PH . IX3029.'000IS3 . fl 1926 v29

New York, NY 10005, which is hereby authorized and directed to accept service of process on behalf of the Retrocessionaire in any such suit. 7.8 No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any Person, other than the Parties, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. 7. 9 Counterparts. This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument binding upon all of the Parties notwithstanding the fact that all Parties are not signatory to the original or the same counterpart. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the Parties. Each counterpart may be delivered by facsimile transmission, which transmission shall be deemed delive1y of an originally executed document. 7.10 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that j urisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. If any provision of this Agreement is so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable. In the event of such invalidity or unenforceability of any term or provision of this Agreement, the Parties shall use their commercially reasonable efforts to reform such terms or provisions to carry out the commercial intent of the Parties as retlected herein, while curing the circumstance giving rise to the invalidity or unenforceability of such tem1 or provision. 7. 11 Offaet. Each Party may offset any amount due to any other Party or any of such other Party's Affiliates under th is Agreement or the ADC Agreement against any amounts owed or alleged to be owed from such other Party or its Affiliates under this Agreement or the ADC Agreement; provided that no Party may offset any amount due to another Party hereto or any of such other Party's Affiliates under this Agreement or the ADC Agreement against any amounts owed or alleged to be owed from such other Party or its Affiliates under any other agreement without the written consent of such other Party. 7.12 Currency. All financial data required to be provided pursuant to the terms of this Agreement shall be expressed in United States dollars. All payments and all settlements of account between the Parties shall be in United States currency unless otherwise agreed by the Parties. For the purposes of calculating Applicable Reserves (aod other measurements of reserves hereunder) aod the conversion of any payments due under this Agreement into United States dollars, the Parties shall use the applicable exchange rate in effect on the date of payment or other date of measurement. 7. 13 Interpretation. Interpretation of this Agreement shall be governed by the following mies of const111ction: (a) words in the singular shall be held to include the plural and 20 \ PH . IX3029.'000IS3 . fl 1926 v29 vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Article, Section, para1:,rraph, exhibits and schedules are references to the Articles, Sections, paragraphs, exhibits and schedules to th is Agreement un less otherwise specified; (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to th is entire Agreement, including the exhibits and schedules hereto; (d) references lo"$" shall mean Un ited Stales dollars; (e) the word "including" and words of simi lar impo1i when used in this Agreement shall mean "including without limitation," unless otherwise specified; (f) the word "or" shall not be exclusive; (g) except as otherwise provided herein, references to ''written" or "in writing" include in electronic form; (h) the headings contained in this Agreement arc for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (i) a reference to any Person includes such Person's successors and permilled assigns; (j) a reference to an agreement or other document includes amendments or restatements of such agreement or other document; (k) any reference to "days" means calendar days unless Business Days are expressly specified; and (I) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day. This Agreement shall lake precedence over any exhibits or schedules hereto, to the extent of any conflict. 7.14 Conditional Effectiveness. This Agreement is subject to the approval of the ADC Agreement by the Bermuda Monetary Authority. If the Bermuda Monetary Authority fails to approve the ADC Agreement within ten ( I 0) Business Days of the date hereof, this Agreement sha ll be void and of no further force or effect. (remainder of page intentionally left blank) 21 \ PH . IX3029.'000IS3 . fl 1926 v29

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized officers, all as of the date first written above.

MAIDEN REINSURANCE LTD.

By: ______________________

Name: PATRICK J. HAVERON

Title: PRESIDENT

CAVELLO BAY REINSURANCE LIMITED

By: ______________________

Name:

Title:

AMTRUST INTERNATIONAL INSURANCE, LTD.

By: ______________________

Name:

Title:

TECHNOLOGY INSURANCE COMPANY, INC.

By: ______________________

Name:

Title:

AMTRUST FINANCIAL SERVICES, INC.

By: ______________________

Name:

Title:

IN \VTTNESS WI IEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized officers, all as of the date first written above. MAIDlcN REINSURANCE LTD. By:. ____________ _ Name: Title: CAVELLO BAY RF.l'.'ISURANCE LIMITED Bv-,·N~ Title: P11l..6CfD/l, AMTRUST INTERNATIONAL INSURANCE, LTD. By:. _____________ Name: Tit.le: TECHNOLOGY INSURANCR COMPANY, INC. By: ____________ _ Name: Title: AMTRUST FINANCIAL SERVICES, INC. By: _ __________ _ Name: Title:

IN W1TNESS Wl-ffiREOF, the Purtie~ hereto have caused this Agreement to be executed by their respective duly authorized officer~, <111 a~ of the date first wri llen ubove. MAIDEN REINSURANCE LTD. By: _ ____________ Name: Title: CAVELLO BAY REINSURANCE LlMfl'EU By:_ ______ ______ Name: Title: AMTRUST INTERNATIONAL INSUR AMTRUST FINANCIAL SERVICES, INC. Dy: MP;~ ~~me: o~f~V' iJ_,.s 0,:, f1tlc: ~